Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)        ☐

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

Anheuser-Busch InBev Worldwide Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-1162835 (I.R.S. employer identification no.)

One Busch Place St. Louis, Missouri (Address of principal executive offices)	63118 (Zip code)

Anheuser-Busch InBev SA/NV (Exact name of obligor as specified in its charter)

Belgium (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

Grand Place/Grote Markt 1 1000 Brussels, Belgium (Address of principal executive offices)	(Zip code)

AmBrew S.A. (Exact name of obligor as specified in its charter)

Luxembourg (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

5, Parc d’Activité Syrdall, L-5365 Münsbach, Luxembourg (Address of principal executive offices)	(Zip code)

Cobrew NV/SA (Exact name of obligor as specified in its charter)

Belgium (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

Brouwerijplein 1, 3000 Leuven, Belgium (Address of principal executive offices)	(Zip code)

InBev Belgium NV/SA (Exact name of obligor as specified in its charter)

Belgium (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

21, Boulevard Industriel, 1070 Brussels (Anderlecht), Belgium (Address of principal executive offices)	(Zip code)

AB InBev France S.A.S. (Exact name of obligor as specified in its charter)

France (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

Immeuble le Crystal Zac Euralille Romarin, 38 allée Vaubon, avenue de la République, 59110 France (Address of principal executive offices)	(Zip code)

InBev Nederland N.V. (Exact name of obligor as specified in its charter)

The Netherlands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

Ceresstraat 1, 4811 CA Breda, The Netherlands (Address of principal executive offices)	(Zip code)

Interbrew Central European Holding B.V. (Exact name of obligor as specified in its charter)

The Netherlands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

Ceresstraat 1, 4811 CA Breda, The Netherlands (Address of principal executive offices)	(Zip code)

Interbrew International B.V. (Exact name of obligor as specified in its charter)

The Netherlands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

Ceresstraat 1, 4811 CA Breda, The Netherlands (Address of principal executive offices)	(Zip code)

Nimbuspath Limited (Exact name of obligor as specified in its charter)

United Kingdom (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

Porter Tun House, 500 Capability Green, Luton, Bedfordshire, LU1 3LS, United Kingdom (Address of principal executive offices)	(Zip code)

BrandBrew S.A. (Exact name of obligor as specified in its charter)

Luxembourg (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

5, Parc d’Activité Syrdall, L-5365 Münsbach, Luxembourg (Address of principal executive offices)	(Zip code)

Anheuser-Busch Companies, Inc. (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-1162835 (I.R.S. employer identification no.)

One Busch Place St. Louis, Missouri (Address of principal executive offices)	63118 (Zip code)

3.00% Notes due 2012

4.125% Notes due 2015

5.375% Notes due 2020

6.375% Notes due 2040

Guarantees of 3.00% Notes due 2012

Guarantees of 4.125% Notes due 2015

Guarantees of 5.375% Notes due 2020

Guarantees of 6.375% Notes due 2040

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Louis, and State of Missouri, on the 24th day of November, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/S/ Kerry McFarland
Name:	Kerry McFarland
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business September 30, 2009, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,585
Interest-bearing balances	426
Securities:
Held-to-maturity securities	16
Available-for-sale securities	553,806
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	83,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	10,983
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	852,858
Other intangible assets	251,145
Other assets	156,398

Total assets	$1,910,218

1

LIABILITIES

Deposits:
In domestic offices	1,712
Noninterest-bearing	1,712
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	198,124
Total liabilities	468,527
Not Applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not Applicable
Retained earnings	316,907
Accumulated other comprehensive income	2,264
Other equity capital components	0
Not Available
Total bank equity capital	1,441,691
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,441,691

Total liabilities and equity capital	1,910,218

I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz        )                Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, MD                   )

Frank P. Sulzberger, MD            )            Directors (Trustees)

William D. Lindelof, MD           )

2